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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form SB-2, of our report dated August 3, 2001, except as to Note 13 for which the date is August 21, 2001 and Note 4 for which the date is August 24, 2001, relating to the financial statements of MedicalCV, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP


Minneapolis, Minnesota
October 29, 2001